EXHIBIT 16.1

malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

June 8, 2017

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	30DC, Inc.
File No.:	000-30999

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on June 8, 2017 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

MaloneBailey LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas